UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: July 25, 2013

(Date of earliest event reported)

Marlin Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-36018	46-2627595
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2105 CityWest Boulevard, Suite 100

Houston, Texas 77042

(Address of principal executive offices and zip code)

(832) 200-3702

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On July 25, 2013, Marlin Midstream Partners, LP (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership, Marlin Midstream GP, LLC (the “General Partner”), NuDevco Midstream Development, LLC (“NuDevco Midstream”), Marlin Midstream, LLC (“Marlin Midstream”), and Marlin Logistics, LLC (“Marlin Logistics” and, together with the Partnership, the General Partner, NuDevco Midstream and Marlin Logistics, the “Partnership Parties”) and Stifel, Nicolaus & Company, Incorporated, Robert W. Baird & Co. Incorporated and Oppenheimer & Co. Inc., as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Partnership (the “Offering”), and the purchase by the Underwriters, of 6,875,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price to the public of $20.00 per Common Unit ($18.80 per Common Unit, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option for a period of 30 days (the “Option”) to purchase up to an additional 1,031,250 Common Units (the “Additional Units”) on the same terms.

The material terms of the Offering are described in the prospectus, dated July 25, 2013 (the “Prospectus”), filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) on July 29, 2013 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-189645), initially filed by the Partnership on June 27, 2013.

The Underwriting Agreement contains customary representations, warranties and agreements of the parties, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make in respect of those liabilities.

The Offering closed on July 31, 2013. The Partnership received proceeds (net of underwriting discounts and structuring fees but before offering expenses) from the Offering of approximately $128.6 million. As described in the Prospectus, the Partnership will use the net proceeds from the sale of the Common Units to repay outstanding borrowings under its existing term loan and revolving credit facility and settle its related interest rate swap liability and for general partnership purposes.

As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters may from time to time in the future provide investment banking and financial advisory and other financial services in the ordinary course of their business for the Partnership and its affiliates for which they may receive customary fees and expenses.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Marlin Midstream Partners, LP 2013 Long-Term Incentive Plan

In connection with the Offering, the board of directors of the General Partner adopted the Marlin Midstream Partners, LP 2013 Long-Term Incentive Plan (the “2013 LTIP” or “Plan”). Awards under the 2013 LTIP are available for officers, directors and employees of the General Partner or its affiliates, and any consultants, affiliates of the General Partner or other individuals who perform services for the Partnership. The 2013 LTIP allows for the grant, from time to time at the discretion of the Board of Directors of the General Partner (the “Board”) or any applicable committee or delegate thereof, subject to applicable law, of unit awards, restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights, profits interest units and other unit-based awards. The Plan limits the number of units that may be delivered pursuant to awards under the 2013 LTIP to 1,750,000 common units, subject to proportionate adjustment in the event of unit splits and similar events. Common units subject to awards that are canceled, forfeited, or otherwise terminated without delivery of the common units will be available for delivery pursuant to other awards. The Plan generally provides that it is to be administered by the Board or a committee thereof.

The administrator of the Plan, at its discretion, may terminate the Plan at any time with respect to the common units for which a grant has not previously been made. The Plan automatically terminates on the tenth anniversary of the date it was initially adopted by the General Partner. The administrator of the Plan also has the right to alter or amend the Plan or any part of it from time to time or to amend any outstanding award made under the Plan, provided that no change in any outstanding award may be made that would materially impair the vested rights of any participant without the consent of the affected participant or result in taxation to the participant under Section 409A of the Internal Revenue Code. The Board shall obtain security holder approval of any Plan amendment to the extent necessary to comply with applicable law or securities exchange listing standards or rules. The description of the 2013 LTIP contained in the section entitled “Management—Compensation Discussion and Analysis” of the Prospectus is incorporated herein by reference.

The foregoing description is not complete and is qualified in its entirety by reference to the 2013 LTIP, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The description of the 2013 LTIP provided above under Item 1.01 is incorporated in this Item 5.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

First Amended and Restated Agreement of Limited Partnership of Marlin Midstream Partners, LP

On July 31, 2013, in connection with the closing of the Offering, the Agreement of Limited Partnership was amended and restated by the First Amended and Restated Agreement of Limited Partnership of Marlin Midstream Partners, LP (as amended and restated, the “Partnership Agreement”). A description of the Partnership Agreement is contained in the Prospectus in the section entitled “Our Partnership Agreement” and incorporated herein by reference.

The foregoing description is not complete and is qualified in its entirety by reference to the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.		Description

1.1	—	Underwriting Agreement dated as of July 25, 2013, by and among Marlin Midstream Partners, LP, Marlin Midstream GP, LLC, NuDevco Midstream Development, LLC, Marlin Midstream, LLC and Marlin Logistics, LLC, and Stifel, Nicolaus & Company, Incorporated, Robert W. Baird & Co. Incorporated and Oppenheimer & Co. Inc., as representatives of the several underwriters named therein

3.1	—	First Amended and Restated Agreement of Limited Partnership of Marlin Midstream Partners, LP dated as of July 31, 2013 between Marlin Midstream GP, LLC and NuDevco Midstream Development, LLC.

10.1*	—	Marlin Midstream Partners, LP 2013 Long-Term Incentive Plan

*	Compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marlin Midstream Partners, LP

	By:	Marlin Midstream GP, LLC, its General Partner

Dated: July 25, 2013	By:	/s/ Terry D. Jones
Terry D. Jones
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.		Description

1.1	—	Underwriting Agreement dated as of July 25, 2013, by and among Marlin Midstream Partners, LP, Marlin Midstream GP, LLC, NuDevco Midstream Development, LLC, Marlin Midstream, LLC and Marlin Logistics, LLC, and Stifel, Nicolaus & Company, Incorporated, Robert W. Baird & Co. Incorporated and Oppenheimer & Co. Inc., as representatives of the several underwriters named therein

3.1	—	First Amended and Restated Agreement of Limited Partnership of Marlin Midstream Partners, LP dated as of July 31, 2013 between Marlin Midstream GP, LLC and NuDevco Midstream Development, LLC.

10.1*	—	Marlin Midstream Partners, LP 2013 Long-Term Incentive Plan

*	Compensatory plan or arrangement